EXHIBIT 10.1
                           ASSET PURCHASE AGREEMENT
                           ------------------------




      ASSET PURCHASE AGREEMENT, dated as of April 7, 1999 (the "Agreement"), by and among DIANON SYSTEMS, INC., a Delaware corporation ("Buyer"), KYTO MERIDIEN DIAGNOSTICS, L.L.C., a New York limited liability company ("KMD"), KYTO DIAGNOSTICS, L.P., a New York limited partnership and Member of KMD ("Kyto"), MERIDIEN DIAGNOSTICS LABS, INC., a New York corporation and Member of KMD ("Meridien") (Kyto and Meridien being hereinafter collectively referred to as the "Members"), A. Bruce Shapiro, a Principal and indirect owner of KMD ("Shapiro"), and Ralph M. Richart, M.D., a Principal and indirect owner of KMD ("Richart") (KMD, Members, Shapiro and Richart being hereinafter collectively referred to as the "Sellers" and each, individually, as a "Seller").

                             W I T N E S S E T H:
                             --------------------

      WHEREAS, KMD is engaged in the business of owning and operating laboratories that provide anatomic pathology, surgical pathology and clinical laboratory testing services to patients, physicians, hospitals, clinics, managed care organizations and other health care providers (the "Business"); and

      WHEREAS, KMD desires to sell to Buyer, and Buyer desires to purchase from KMD, certain assets of KMD used in connection with the Business, all in accordance with the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, the Members are the only direct owners of KMD and are entering into this Agreement as an inducement to Buyer to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    DEFINITIONS: RULES OF CONSTRUCTION.

      (a) Definitions. The following terms, as used herein, have the following meanings:

      "Acquisition Documents" shall mean, collectively, this Asset Purchase Agreement, the New City Lease, the Bill of Sale and Assignment, the Registration Rights Agreement and the Employment and Consulting Agreements, together with all Exhibits and Schedules hereto and thereto.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Assets" shall have the meaning set forth in Section 2(a).

      "Assumed Contracts," "Assumed Obligations" and "Assumption Agreement" shall have the respective meanings set forth in Section 2(d).

      "Benefit Plans" shall have the meaning set forth in Section 4(n).

      "Bill of Sale  and  Assignment"  shall  have the  meaning  set  forth in
Section 2(c).

      "Business Day" means any day other than Saturday, Sunday, and any other day on which banks are not generally open for business in New York City.

      "CHAMPUS" shall mean the federal Civilian Health and Medical Plan of the Uniformed Services.

      "Closing" and "Closing Date" shall have the respective meanings set forth in Section 11.

      "Consulting Agreement" means the three year agreement for the consulting services of Shapiro, to be entered into as of the Closing Date in the form of EXHIBIT A hereto.

      "Code" means the Internal Revenue Code of l986, as amended.

      "Contract" means any contract, agreement, indenture, note, bond, loan or credit agreement, instrument, security agreement, conditional or installment sales contract, mortgage, lease, license, franchise, insurance policy, commitment or other binding understanding or arrangement.

      "Employment Agreements" means the three agreements for the employment of Richart, Beth Phillips and Dana Shapiro, each to be entered into as of the Closing Date in their respective forms set forth in EXHIBIT B hereto. "Employment Agreement" means such of the three Employment Agreements as is indicated by the context.

      "Environmental Laws" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating in any way to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

      "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

      "Excluded Assets" shall have the meaning set forth in Section 2(b).

      "Facilities" means KMD's laboratory testing facilities and offices located at 216 Congers Road, New City, New York 10956 ("New City Facility"), and 40 Crossways Park Drive, Woodbury, New York 11797 ("Woodbury Facility").

      "Federal  Health  Care  Program"  shall have the  meaning set forth in SSA
Section 1128B(f).

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

      "Governmental Body" means any country, government or governmental regulatory body thereof, any political subdivision thereof (whether federal, state, local or foreign), any agency, instrumentality or authority of any country or any government, or any court of competent jurisdiction.

      "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Body of the United States or other national government including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes (but is not limited to) petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

      "Intellectual Property Right" means any trademark, service mark, trade name, patent, trade secret, copyright, know-how or other type of intellectual property right (including any registrations or applications for registration of any of the foregoing).

      "Key Persons" means Richart, Shapiro and Dana Shapiro.

      "Lease" means the agreement for the lease by Buyer of the New City Facility, to be entered into as of the Closing Date substantially in the form of EXHIBIT C hereto.

      "Lien" means any mortgage, claim, encumbrance, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement, right of first offer or first refusal, or other preferential arrangement of any kind or nature whatsoever.

      "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business, properties, Assets, liabilities or prospects of KMD or the Business.

      "Member" means any Person who has been admitted as a member of KMD or who has a membership or other ownership interest in KMD.

      "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, Governmental Body or other entity.

      "Purchase Price" shall mean the sum of the First, Second and Third Components, as described in Section 3(a).

      "Registration Rights Agreement" means that agreement in the form of EXHIBIT D hereto extending to KMD certain registration rights with respect to the Shares.

      "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

      "Retained Liabilities" shall have the meaning set forth in Section 2(d).

      "Shares" shall have the meaning set forth in Section 3(a).

      "SSA" shall mean the federal Social Security Act and all regulations promulgated pursuant thereto.

      "State  Health  Care  Program"  shall  have the  meaning  set forth in SSA
Section 1128(h).

      "Taxes" means all taxes, charges, fees, levies, or other similar assessments, including (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, alternative or add-on minimum tax, estimated and franchise taxes imposed by any federal, state, local, or foreign government, or any subdivision, agency, or other similar person of any such government; and (b) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

      "Tax Returns" means any report, return, statement, or other information required to be supplied to a taxing authority in connection with Taxes.

      (b) Rules of Construction. As used in this Agreement, the words "herein, "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits hereto, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." The term "Seller's knowledge," "Sellers' knowledge," "to the knowledge of Seller," "to the knowledge of Sellers" or similar terms means the collective actual knowledge of Sellers and the actual knowledge of each individual Seller, after diligent inquiry.

       2.    PURCHASE AND SALE.

      (a) Assets. Upon the terms and subject to the conditions set forth in this Agreement, KMD shall, at the Closing, sell, assign, convey, transfer and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase and accept from KMD, all of KMD's right, title and interest in and to all assets, properties and rights of every kind and description, wherever located, whether tangible or intangible, other than the Excluded Assets referred to in Section 2(b), owned by KMD and relating to or arising out of the Business (collectively the "Assets"), including, without limitation, the following:

       (i) all laboratory, clinical or chemical testing and other equipment, computers, furnishings, furniture, office supplies, vehicles, spare parts, tools, machinery or other equipment owned by KMD and all other goods and personal property used in the operation of the Business, all of which items are listed, specifically or by category, on Schedule 2(a)(i)(A) (in each case, including all accessories, supplies, operating manuals and other documentation with respect thereto, collectively, the "Equipment"); KMD's interests in the leases of Equipment listed on Schedule 2(a)(i)(B) (collectively, the "Equipment Leases");

and all other fixed assets owned by KMD and that are located at one of the Facilities or otherwise used in the Business, including the fixed assets listed on Schedule 2(a)(i)(C) (collectively, the "Fixed Assets");

      (ii) all inventories of supplies, chemicals, labels, stationary, forms, packing, shipping and mailing materials owned by KMD and used in the Business (collectively, the "Inventory");

      (iii) all Contracts of KMD to provide services, equipment and real estate leases, equipment maintenance agreements, software license agreements, service agreements, reagent agreements and other agreements incurred in the ordinary course of the Business (but excluding all Excluded Contracts and Benefit Plans), any and all rights of KMD thereunder, and all rights of KMD under any non-disclosure, confidentiality or noncompetition Contracts relating to the Business (the "Included Contracts"), all of which Included Contracts (other than such agreements that are terminable without penalty on less than thirty-one (31) days notice or involve payments of not more than $500 per month and not more than $30,000 in the aggregate over the life of such contracts) are listed on
Schedule 2(a)(iii) or 2(a)(i)(B);

      (iv) all rights of KMD under or pursuant to all warranties, representations or guarantees made by suppliers, manufacturers and contractors in connection with products or services of, or used in, the Business, or otherwise affecting the Equipment, the Fixed Assets or the Inventory;

      (v) all customer and vendor lists relating to the Business, all files or documents relating to customers and vendors of the Business, and all financial records, files, books or documents otherwise relating to the Assets, the Assumed Obligations and/or the Business, including computer programs, manuals, sales and advertising materials, billing records, and sales, distribution and purchase correspondence;

      (vi) all Intellectual Property Rights of KMD and all of KMD's rights under all Third Party Licenses (as defined in Section 4(l)) and all documentation relating thereto in whatever media it is embodied, including books, records, computer storage media, magnetic tape, data compilations and other embodiments are listed on Schedule 2(a)(vi);

      (vii) subject to the license granted by Section 7(e), all computer software (including object code and source code in KMD's possession) owned by KMD and used by KMD in connection with the Business, including all copies stored in magnetic or other media of any kind, and all documentation and specifications relating thereto;

      (viii) all permits, licenses, provider numbers and other formal approvals issued by any Governmental Body held and used by KMD in connection with the Business (other than KMD's Medicare Provider Number L220810 issued by the Health Care Financing Administration and pertaining to Medicare services performed at the Facilities) to the extent transferable to Buyer, all of which material permits, licenses and provider numbers are listed on Schedule 2(a)(viii);

      (ix) all prepaid deposits, expenses or charges of the Business;

      (x) all claims, choses of action and rights relating to the Business, the Assets and the Assumed Obligations, and all insurance proceeds, judgments or
settlements   with  respect  to  the  Business,   the  Assets  and  the  Assumed
Obligations;

      (xi) all of KMD's right, title and interest in and to the name "Kyto Meridien Diagnostics" and any derivation thereof, the goodwill pertaining to such name and the Business, and the current telephone numbers and telephone listings of the Business; and

      (xii) all current accounts receivable existing on the Closing Date for which no payment has been received by KMD as of the first posting date after the Closing Date and which originated from billings to monthly billed accounts of KMD (as opposed to patient and third party billed accounts described in Subsection 2(b)(vii) below), together with all evidences thereof and documentation relating thereto (the "Purchased Receivables").

      (b) Excluded Assets. Notwithstanding anything to the contrary contained in
Section 2(a), KMD is not hereunder selling, assigning, transferring or conveying to Buyer, and Buyer is not assuming any liability or obligation with respect to, the following assets pertaining to the Business (collectively, the "Excluded Assets");

      (i) all Contracts of KMD listed on Schedule 2(b)(i) ( the "Excluded Contracts");

      (ii) all Contracts not listed on a Schedule pursuant to Section 2(a) above, unless not required to be listed pursuant to the exceptions set forth in Subsection 2(a)(iii), or unless Buyer, in its sole discretion, accepts the transfer or assignment of such Contract;

      (iii) any title to any real property, except for the leasehold interest granted pursuant to the New City Lease and the lease of KMD's facility in Woodbury, New York, and except for Buyer's leasehold improvements and fixtures to the Facilities that are Assets;

      (iv) all Benefit Plans, except as expressly provided herein;

      (v) KMD's only Medicare Provider Number L220810 pertaining to Medicare services performed at the Facilities and the Medicare provider agreement pursuant to which such provider number was issued;

      (vi) all assets described on Schedule 2(b)(vi), the aggregate value of which assets shall not exceed a fair market value of fifty thousand ($50,000) dollars. Notwithstanding their listing as Excluded Assets on Schedule 2(b)(vi), the following Excluded Assets shall remain on site in their current locations for a period of one hundred and twenty (120) days after the Closing and Buyer shall have shared access and use of such Excluded Assets as reasonably required by Buyer: In New City, the HP952 computer and disk drives, six terminals, DAT drive and related printer; In Woodbury, the Compu Add computer, dual array Seagate drive, Colorado Power DAT, Intel Pentium system, two Compustar personal computers, three Hewlett Packard III SI laser printers and one Epson DFX 8000 line printer;

      (vii) KMD's accounts receivable originating from billings directly to patients and third party insurers (as opposed to the Purchased Receivables
described  in  Subsection  2(a)(xii)  above),  including,   without  limitation,
Medicare, Medicaid and CHAMPUS, for services performed prior to the Closing Date; and

      (viii) all cash and cash equivalents.

      (c) Transfer of Title to the Assets. The sale, assignment, transfer and delivery by KMD of the Assets shall be made at the Closing and evidenced by a duly executed Bill of Sale and Assignment substantially in the form of EXHIBIT E hereto (the "Bill of Sale and Assignment") and by such other instruments of transfer and assignment as Buyer shall reasonably request in order to vest in Buyer, as of the Closing Date, title to the Assets which are owned and a valid and assignable leasehold or other contractual interest in the Assets which are leased or otherwise held under Contract, in each case free and clear of any and all material Liens. Sellers covenant and agree to execute and deliver such other and further instruments of assignment, transfer or conveyance of any of the Assets as Buyer may reasonably request after the Closing Date to evidence Buyer's right, title and interest in and to the Assets.

      (d) Assumed Obligations: Retained Liabilities. On the Closing Date, Buyer shall assume, perform and discharge the obligations and liabilities of KMD under the Equipment Leases and the Included Contracts (collectively, the "Assumed Contracts") pursuant to an Assumption Agreement substantially in the form of EXHIBIT F hereto (the "Assumption Agreement"), provided that Buyer shall have received all necessary consents with respect to the assignment thereof to Buyer and provided further that Buyer shall assume KMD's obligations under the Assumed Contracts only to the extent that (i) Sellers' representations and warranties with respect to the Assumed Contracts are true and correct in all material respects and (ii) such obligations of performance arise and relate to events occurring on or after the Closing Date.

      No other liabilities or obligations of Sellers are expressly or by implication being assumed by Buyer under this Agreement. Without limiting the generality of the preceding sentence, Sellers shall retain all obligations and liabilities (known or unknown, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, "Liabilities") relating to, arising out of or accruing from the operation of the Business prior to the Closing Date, including, without limitation: any and all obligations of KMD for performance under Contracts (other than obligations for performance arising after the Closing Date under the Assumed Contracts); any and all Taxes with respect to the operation of KMD or the Business or the ownership, use or leasing of any of the Assets on or prior to the Closing Date; any and all Liabilities pertaining to any time period prior to the Closing Date under any Environmental Law; any and all Liabilities with respect to any Benefit Plan; any and all Liabilities arising from any claims in respect of, or other obligations pertaining to, the Excluded Assets; any and all Liabilities with respect to professional liability claims pertaining to any time period prior to the Closing Date; any and all Liabilities with respect to the accounts payable or other current liabilities of KMD pertaining to any time period prior to the Closing Date; any and all Liabilities of Sellers under any Clinical Laboratory Improvements Act ("CLIA") license or provider number of KMD pertaining to any time period prior to the Closing Date including, without limitation, the KMD Medicare provider agreement and Medicare provider number L220810 pertaining to services performed at the Facilities; and any and all Liabilities with respect to any false claims, civil or criminal enforcement actions, civil money penalties, administrative sanctions or other Liabilities related to any overpayment for services performed by or billed by or on behalf of KMD prior to the Closing Date (collectively, the "Retained Liabilities") .

      (e) Payment of Accounts Payable. Sellers shall pay all accounts payable and other current liabilities of KMD not expressly assumed by Buyer hereunder within thirty days of receipt of the invoice for payment therefore, but, in no event, more than ninety days after the Closing Date. Failure of Sellers to make payment as required by this Subsection (e), unless Sellers possess a good faith defense to payment, shall be an indemnifiable event under Subsection 15(a)(vii) below, but indemnification therefore shall not be subject to the Threshold described in Section 15(e). Assuring that all such accounts payable and current liabilities are timely paid shall be a material obligation of Shapiro under the Consulting Agreement.

      (f) Books and Records. At the Closing, KMD shall deliver to Buyer all books of account, leases, other agreements, customer lists, files and other documents, instruments and papers of all kind and nature belonging to KMD and relating to the Business (other than the Excluded Assets), whether in the possession of KMD or any Member.

      3.     PURCHASE PRICE.

      (a)    Purchase Price and Restrictive Covenant Payments.

      Subject to the provisions below, the aggregate payment to be made by Buyer to Sellers for the Assets, including compensation to Sellers for their restrictive covenants provided in Section 14 below, shall consist of three components as follows:

            First Component. Buyer shall, at the Closing, pay to KMD an amount equal to ten million five hundred thousand ($10,500,000) dollars (the "Closing Payment"), less the Withholding described in Subsection 3(d), below. Such Closing Payment shall be paid by Buyer by wire transfer of immediately available funds to the account designated in writing by KMD not less than three (3) Business Days prior to the Closing Date.

            Second Component. Buyer shall, at the Closing, deliver to KMD a certificate for three hundred thousand (300,000) newly issued or treasury shares of the common voting stock, par value $.01 per share, of Buyer (the "Shares").

            Third Component. Within forty-five days after the Closing Date, Buyer shall pay to KMD an amount equal to the current monthly accounts receivable balance (with respect to the Purchased Receivables described in Subsection 2(a)(xii)) existing on the Closing Date less the payments received after the Closing Date by KMD or any of the Sellers in payment of such Purchased Receivables. KMD shall have an absolute obligation to post payment for any receivable subject to this provision for which KMD has received payment. Buyer shall have the right to audit the applicable portions of the books and records of KMD to determine whether any payments for the Purchased Receivables have been received by it and KMD shall refund to Buyer any payments made by Buyer under this section to which KMD is not entitled.

      (b) Allocation of Purchase Price. Buyer and Sellers agree that the Purchase Price of the Assets will be allocated as set forth on EXHIBIT G hereto, provided that the allocation to the Sellers' restrictive covenants required under Section 14 below shall in no way reflect or be construed as a ceiling on the amount of damages that may be claimed or incurred by Buyer in the event of a breach by any Seller of the requirements of Section 14 or any of the Employment or Consulting Agreements. Buyer shall have no duty or obligation as to the disbursement or division of the Purchase Price consideration among the Sellers. Subject to the requirements of any applicable Tax law, all Tax Returns and reports filed by Buyer and by KMD shall be prepared consistently with such allocation.

      (c) Collection of Purchased Receivables. Buyer shall have the right at any time after the Closing Date to endorse, deposit and cash any checks received in full or part payment for any of the Purchased Receivables and any accounts receivable pertaining to services performed after the Closing Date, whether such checks are made payable to the order of KMD or otherwise. KMD hereby grants Buyer an irrevocable power of attorney for the purpose of endorsing any such checks or other funds payable to the order of KMD. Sellers shall deliver to Buyer any and all checks or money received by KMD or any Seller after the Closing in full or part payment of any Purchased Receivable and any accounts receivable pertaining to services performed on or after the Closing

Date. Buyer shall refund to Sellers any pre-Closing receivables collected by it that are not Purchased Receivables.

      (d) Sales Tax Withholding. At least ten days prior to the Closing, Buyer shall file a `Notification of Sale, Transfer or Assignment in Bulk' with the State of New York, Department of Taxation and Finance. Prior to Closing, Buyer shall estimate, based upon the allocation of purchase price determined by its accountants, the amount of the sales tax that is likely to be owing on the sale of the Assets under the New York State Sales and Use Tax Law ("Estimated Tax"). Buyer shall withhold an amount equal to one-half of such Estimated Tax from the Closing Payment set forth in Subsection 3(a), above (the "Withholding"). Upon receipt from the New York State Tax Commission of notice of the actual amount of sales tax due ("Actual Tax"), Buyer shall pay such Actual Tax in full, one-half of which Actual Tax shall be paid from the Withholding. In the event that the Withholding exceeds one-half of the Actual Tax determined to be due, the balance of the Withholding (that portion in excess of one-half of the Actual Tax) shall be paid by Buyer to KMD. In the event that the Withholding is less than one-half of the Actual Tax determined to be due, KMD shall pay to Buyer one-half of the difference between the Actual Tax and the Estimated Tax. The obligations of
Buyer and KMD under this Section 3(d) shall not be subject to the indemnification threshold set forth in Section 15(e), below.

      4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Sellers hereby severally represent and warrant to Buyer as follows and acknowledge that Buyer is relying upon such representations and warranties in connection with the transactions provided for herein:

      (a) Organization, Etc. KMD is a limited liability corporation duly organized, validly existing and in good standing as a limited liability company under the laws of the State of New York and has all requisite power and authority to (i) conduct its Business as it is now conducted, (ii) own or lease all of the properties owned or leased by it and (iii) enter into and perform its obligations under the Acquisition Documents. KMD is duly qualified and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary. True, correct and complete copies of the Articles of Organization of KMD (together with all amendments thereto and restatements thereof as of the date hereof) have been previously delivered to Buyer.

            Kyto is a limited partnership duly organized, validly existing and in good standing as a limited partnership under the laws of the State of New York and has all the requisite power and authority to enter into and perform its obligations under this Agreement. Kyto is duly qualified and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary. True, correct and complete copies of the Limited Partnership Agreement of Kyto (together with all amendments thereto and restatements thereof as of the date hereof) have been previously delivered to Buyer.

            Meridien is a Subchapter S corporation duly organized, validly existing and in good standing as an S corporation under the laws of the State of New York and has all the requisite power and authority to enter into and perform its obligations under this Agreement. Meridien is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary. True, correct and complete copies of the Articles of Incorporation and By-

Laws of Meridien (together with all amendments thereto and restatements thereof as of the date hereof) have been previously delivered to Buyer.

      (b) Authorization, Execution, Binding Effect. Each of the Sellers has taken all actions necessary to authorize it to execute, deliver and perform its obligations under this Agreement and the Acquisition Documents and the consummation by each of them of the transactions provided for herein and therein. This Agreement has been, and the other Acquisition Documents will at Closing have been, duly and validly executed and delivered by KMD and the Members and (assuming the due authorization, execution and delivery thereof by Buyer), the Acquisition Documents constitute the legal, valid and binding obligations of KMD and the Members, enforceable against KMD and the Members in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) No Conflicting Agreements or Charter Provisions, Consents. The execution, delivery, compliance with and performance of the terms and provisions of the Acquisition Documents will not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default (or an event which, with notice, lapse of time, or both, would constitute a material default) under, or result in any material violation of or require the consent of any Person under (i) the Articles of Organization or operating agreement of KMD or any resolutions adopted by the Members of KMD,
(ii) except as set forth on Schedule 4(c), any provision of any Contract to which KMD is a party or by which any property of KMD may be bound, (iii) any Intellectual Property Right of any Person or constitute the misappropriation of any trade secret of any Person, or (iv) any order, judgment, decree, permit, statute, law, rule or regulation of any Governmental Body to which KMD is subject or by which any of its properties or Assets is bound. The execution, delivery and performance of this Agreement will not result in the creation of any material Lien upon the Business conveyed to Buyer hereunder or any part of the Assets or properties of KMD. Except as set forth on Schedule 4(c), no consent, waiver, approval order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of KMD or the Members in connection with the execution and delivery of the Acquisition Documents or compliance with any of the provisions thereof.

      (d) Litigation. Except as set forth on Schedule 4(d), there is no action, suit, proceeding or investigation pending or, to Sellers' knowledge, threatened, at law or in equity, in or before any Governmental Body (i) to which KMD is a party or by which any of its properties or Assets is bound, (ii) against any employee or Member of KMD in connection with the Business, or (iii) questioning or otherwise affecting the validity of the Acquisition Documents or any action taken or to be taken pursuant to or in connection with the Acquisition Documents.

      (e) Financial Statements. KMD has delivered to Buyer copies of (i) the unaudited balance sheets of Buyer as at September 30, 1997, September 30, 1998, November 30, 1998 and December 31, 1998 and the related unaudited statements of income of KMD for the years-to-date then ended (such unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by KMD without modification of the accounting principles used in the preparation thereof (except insofar as tests of materiality may have been applied by KMD to the Business and Assets taken as a whole and for the absence of comprehensive notes thereto) and presents fairly the financial position, results of operations and cash flows of KMD as at the dates and for the periods indicated. KMD shall update such

Financial Statements as of the month ended February 28, 1999. Schedule 3(a) sets forth a true, accurate and complete list of the pre-Closing current accounts receivable of KMD as of the Closing Date. Sellers understand that the Financial Statements of KMD must be audited pursuant to Securities and Exchange Commission regulations governing Buyer. Sellers have cooperated fully (and will continue to cooperate fully as requested by Buyer for Buyer's preparation of its post-Closing SEC filings) with the auditing firms designated by Buyer to audit the Financial Statements of KMD by providing them with truthful and complete information and required representations and documentation and such access to the books, records and accounts of KMD as requested by them and have not failed to provide such auditors with any fact, information or document within the knowledge, possession or control of Sellers, or any of them, which was explicitly requested by such auditors.

      (f) Ownership. Kyto and Meridien are the only two Members of KMD and collectively own all of the right, title and interest and all other equity and beneficial ownership interests in and to KMD. KMD has no subsidiaries and does not own, directly or indirectly, or control any equity or voting interest in any Person. Except for their interest in KMD, none of the Members has, nor has had, since January 1, 1997, any direct or indirect ownership interest (other than an interest of less than two percent in a publicly held company traded on a national securities exchange) in any business that conducts or has conducted any anatomic pathology, surgical pathology or clinical laboratory testing services. Except as disclosed in Schedule 4(f), neither of the Members conducts, nor, since January 1, 1997, has either Member conducted any anatomic pathology, surgical pathology or clinical laboratory testing services.

      (g) Environmental  Matters. To Sellers' knowledge,  except as disclosed on
Schedule 4(g): (i) the operations of KMD are in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws; (ii) KMD has obtained all permits required under all applicable Environmental Laws necessary to operate its business; (iii) KMD is not the subject of any outstanding written order or Contract with any Governmental Body respecting (A) Environmental Laws, (B) remedial action, site treatment, clean-up, monitoring or evaluation with respect to any property, or (C) any Release or threatened Release of Hazardous Material; (iv) KMD has not received any written communication alleging that KMD may be in violation of any Environmental Law or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law; (v) KMD does not have any current contingent material liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site); (vi) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of KMD pending or threatened which could lead to the imposition of any material liability pursuant to any Environmental Law; (vii) there is not located at either Facility any (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls; and (viii) KMD has provided to Buyer all environmentally related audits, studies and reports that have been performed with respect to each of the Facilities.

      (h) No Undisclosed Liabilities. Except as reflected on the December 31, 1998 balance sheet included in the Financial Statements or as set forth on
Schedule 4(h), KMD has no material obligations, indebtedness or liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than such as may have been incurred or may have arisen since the balance sheet date in the ordinary course of the Business.

      (i) Defaults. To Sellers' knowledge, except as set forth on Schedule 4(i), KMD is not in default or alleged to be in default with respect to any judgment, order, writ, injunction or decree of any

Governmental Body or industry association other than defaults which individually or in the aggregate would not have a Material Adverse Effect.

      (j)   Compliance with Laws, Regulatory Matters.

            (i) Except as set forth on Schedule 4(j), KMD: (A) has made or obtained each registration, filing, license, permit, certificate, or governmental approval necessary to enable it to carry on its Business, other than where the lack thereof, individually or in the aggregate, would not have a Material Adverse Effect; (B) has complied in all material respects with all laws, regulations and orders which are applicable to the Business as presently conducted, other than for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect, and; (C) possesses all material permits, licenses and other governmental approvals, authorizations and orders applicable to, or necessary for the conduct of, its Business as presently conducted other than where the lack thereof, individually or in the aggregate, would not have a Material Adverse Effect. To Sellers' knowledge, except as set forth in Schedule 4(j), KMD has obtained all material governmental approvals and all other approvals, consents, certifications and waivers and has made all filings, given all material notices and otherwise complied with all governmental laws, rules and regulations which are required on the part of KMD in order for KMD to enter into, perform and otherwise consummate the transactions provided for in the Acquisition Documents. No Seller has received notice of any deficiency in or violation of any applicable law, rule, regulation, license, permit, or requirement of any governmental authority relating to the Business or Assets, nor is any Seller aware of any facts which could result in any such notice or which may constitute any material deficiency or violation. Except as set forth on Schedule 4(d), there are no actions, suits or proceedings pending or, to Sellers' knowledge, threatened against KMD or affecting any of KMD's properties or rights, at law or in equity, or before any federal, state, local or other Governmental Body that could materially adversely affect the Business, the transactions contemplated hereby or Buyer's unencumbered possession or use of the Assets.

            (ii) Without limiting the generality of the foregoing:

                  (A) No Seller, including KMD, nor any of their Principals, officers, directors, partners, managers, Members, nor, to Sellers' knowledge, any of their employees or agents, has engaged in any activities which are prohibited, or are cause for restitution, civil penalties or mandatory or permissive exclusion from Medicare or Medicaid under Sections 1320a-7, 1320a-7a, 1320a-7b or 1395nn of Title 42 of the United States Code or otherwise under the authorities of Sections 1128, 1156 or 1892 of the SSA, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Seller seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (1) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (2) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (3) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or other State Health Care Program or any Federal Health Care Program that is (x) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, (y) for an item or service that the Person presenting or causing to be presented knows or should know was not medically necessary, or (z) for an item or service that the Person presenting or causing to be presented knows or should know that the claim is false or fraudulent; (4) offering, paying, soliciting or receiving any remuneration (including any kickback. bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (x) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or State Health Care Program or any Federal Health Care Program, or (y) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease order, of any good, facility, service, or item for which payment may be made in whole in part by CHAMPUS, Medicare or Medicaid or State Health Care Program or any Federal Health Care Program; or (5) making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (x) the conditions or operations of a Facility in order that the Facility may qualify for CHAMPUS, Medicare, Medicaid or other State Health Care Program or Federal Health Care Program certification or (y) information required to be provided under SSA Section 1124A.

                  (B) Neither KMD, nor any Member, nor any other controlling person, Principal, Member, manager, partner, nor, to Sellers' knowledge, any employee or other agent of KMD or any of the Sellers, has had or has any civil monetary penalty assessed against it, him or her under SSA Section 1128A; is or has been excluded from participation under the Medicare program or a State Health Care Program; is or has been convicted (as that term is defined in 42 CFR
Section 1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b), including, without limitation: (I) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other State Health Care Program or any Federal Health Care Program; (II) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (III) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency; (IV) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in subclauses (I) through (III) above; or (V) criminal offenses under federal or state law relating to the unlawful manufacture, distribution. prescription or dispensing of a controlled substance.

                   (C) There is no arrangement relating to the Business providing for any rebates, kickbacks or other forms of compensation that could be determined to be unlawful if paid to any Person in return for the referral of business or for the arrangement or recommendation of any referrals of testing services. All billings by KMD have been true and correct in all material respects and in compliance with all applicable laws, rules and regulations. There are no financial or compensation relationships between any Seller, Affiliate of a Seller or family member of a Seller, on the one hand, and any Person who refers, or who is in a position to influence referrals of, any Testing Services to KMD.

      (k) No Adverse Changes. Except as set forth on Schedule 4(k), since December 31, 1998, there has not been, occurred or arisen: (i) any material change in any method of accounting or accounting practice by KMD; (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, affecting the Assets or which might otherwise have or is reasonably likely to have a Material Adverse Effect on the Business; (iii) any increase in the compensation payable by KMD or to become payable by KMD to any employee, consultant or advisor of the Business, except in the ordinary course of business consistent with past practice; (iv) any actual or threatened strike relating to the Business or any unionization activity with respect thereto; (v) any extraordinary item (as defined by GAAP from time to time) resulting in a loss suffered by the Business which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect; (vi) any waiver or relinquishment by KMD of any right or rights (under Contracts or otherwise) relating to the Business which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect, or any cancellation or compromise of any Receivable, debt or claim, or any waiver or settlement of any legal proceeding; (vii) any mortgage on, pledge of or grant of a material Lien or option on any of the Assets of the Business; (viii) any obligation incurred by KMD other than any incurred in the ordinary course of business or which, individually or in the aggregate, with all other obligations so incurred, is or are not material in amount to KMD, or any commitment to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $50,000 in the aggregate; (ix) any adoption, entering into, amendment, alteration or termination partially or completely of any Benefit Plan or compensation arrangement relating to or affecting any Principal, director, officer, partner, manager, employee, agent or other similar representative of KMD; (x) any Contract with any Principal, director, officer, partner, manager, or any material Contract with any employee, agent or other similar representative, of KMD; (xi) any hiring of a Principal, director, officer, partner, manager, employee, agent or other similar representative of KMD whose annual salary or wage exceeds $65,000; (xii) any termination of a Contract that is material to the Business or any indication that any third-party intends to terminate any such Contract; or (xiii) any other event, condition or state of facts which has or could reasonably be expected to have a Material Adverse Effect.

      (l) Intellectual Property. (i) Schedule 4(l) contains a complete and accurate list of all material Intellectual Property Rights owned or licensed by KMD (other than Intellectual Property Rights relating to publicly available software used by KMD as an end-user in the administration and operation of the Business), specifying as to each, as applicable: (A) the nature of such Intellectual Property Right and the jurisdictions in which such rights are registered; (B) the owner of each Intellectual Property Right licensed by Seller and description of any royalty, license or other fee arrangements relating thereto; (C) the expiration or termination date of each license or other Contract under which KMD is licensed or otherwise authorized to copy, reproduce, market, distribute, prepare derivative works based on, make, use or sell products or services incorporating the subject matter of any Intellectual Property Rights owned by third Persons ("Third Party Licenses ), and (D) any third Person to whom any Intellectual Property Right is licensed or sublicensed by KMD. Each of the Intellectual Property Rights shown as owned by KMD on
Schedule 4(1) is owned by KMD free and clear of material Liens. All of the Third Party Licenses are valid, enforceable and in full force and effect, and the interests of KMD under such Third Party Licenses are held free and clear of any material Liens. Except pursuant to the Third Party Licenses set forth on
Schedule 4(1), KMD has no obligation to make any royalty or other payment to any Person in connection with the use of or right to use any Intellectual Property Right. The Intellectual Property Rights owned by KMD as set forth on Schedule 4(1) together with the interests of KMD under the Third Party Licenses (collectively, the "KMD Intellectual Property Rights") constitute all of the Intellectual Property Rights necessary for the conduct of the Business as it is currently conducted.

            (ii) (A) To the knowledge of Sellers, KMD Intellectual Property Rights do not infringe. violate or conflict with any patent or any other Intellectual Property Rights of any other Person and KMD has not been a defendant in any action, suit, investigation or proceeding relating to, and has not been notified of, any alleged claim of infringement, violation or conflict as to any Intellectual Property Rights, and there has not been any such infringement or violation by KMD; (B) to Sellers' knowledge, except as set forth on Schedule 4(l), there has not been any infringement by any other Person of any KMD Intellectual Property Rights which are material to the conduct of the Business; (C) to the knowledge of Sellers, no KMD Intellectual Property Right which is material to the conduct of the Business is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by KMD or restricting the licensing thereof by or to any Person; and (D) KMD has not entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

            (iii) To Sellers' knowledge, the source codes of KMD do not contain any back door, time bomb, drop dead device or other software routine designed to disable a computer program, or any virus, worm or other software routines or hardware components designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data, or to perform any other similar actions.

      (m)    Certain Transactions, Customers and Suppliers.

            (i) Except as set forth on Schedule 4(m)(i) and Contracts involving payments of not more than $500 per month and not more than $30,000 in the aggregate and Contracts terminable without penalty on less than thirty-one (31) days notice, there are no Contracts, leases or business or financial arrangements involving or affecting the Business, properties, Assets or operations of KMD between, on the one hand, KMD, and, on the other hand, (A) any Member, Principal, officer, director, partner, manager, employee or other Affiliate of KMD, or (B) any immediate family member or Affiliates of any Member, Principal, officer, director, partner, manager or employee of KMD or its any Affiliate.

            (ii) Schedule 4(m)(ii) lists the top ten customers and suppliers (in terms of dollar value of goods and/or services purchased from or furnished to
KMD) for each of the past two completed fiscal years and the current year-to-date. Except as described on Schedule 4(m)ii), none of such customers or suppliers has indicated to KMD that it intends to decrease the level of business currently conducted with KMD. Except as disclosed on Schedule 4(m)(ii), neither any Seller nor any Member, Principal, or manager of KMD nor any of their respective Affiliates, officers, directors, partners, employees or agents has any direct or indirect interest in any such customer or supplier or in any competitor of the Business.

      (n) Pension and Benefit Plans. (i) Schedule 4(n) sets forth: (A) all current "employee benefit plans," as defined in Section 3(3) of ERISA and (B) all actual or ad hoc, as the case may be, severance pay, sick leave, vacation pay, salary continuation, disability, deferred compensation, bonus or other incentive compensation, stock purchase, life insurance and educational assistance policies, programs or arrangements, pursuant to which KMD could have any obligation or liability, contingent or otherwise (the "Benefit Plans"). None of the Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

            (ii) True, correct and complete copies of the following documents with respect to each of the Benefit Plans have been delivered or made available to Buyer: (A) any plans and related trust documents, and amendments thereto; (B) the most recent Form 5500; (C) the last IRS determination letter; (D) summary plan descriptions. To Sellers' knowledge, there are no actuarial reports with respect to any of the Benefit Plans, including an actuarial report relating to post-employment benefits.

            (iii) The Benefit Plans intended to qualify under Section 401 of the Code and the trusts maintained pursuant thereto are in substantial compliance with ERISA. Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or such plan was established by adopting a prototype plan which has received a favorable opinion letter from the Internal Revenue Service and the Internal Revenue Service has not taken any action to revoke such letter, the adoption agreement was a standard adoption agreement creating a standardized plan, and KMD has done nothing, and to Sellers' knowledge, nothing has occurred with respect to the operation of any such plan which could create a material risk of the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

            (iv) All contributions (including all employer contributions and employee salary reduction contributions) and payments required to have been made under any of the Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been made by the due date therefor (including any valid extension), except where failure to do so would not have a Material Adverse Effect. No accumulated funding deficiencies exist in any of the Benefit Plans subject to Section 412 of the Code.

            (v) There is no substantial violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Benefit Plans which would have a material adverse effect.

            (vi) The Benefit Plans have been maintained and operated in substantial compliance with their terms and with all provisions of ERISA and other applicable federal and state laws and neither KMD nor any of its Affiliates has incurred any liability, direct or indirect, for any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan which would have a material adverse effect.

            (vii) Except as set forth on Schedule 4(n)(vii), no Seller has received any notice (whether oral or written), nor is any Seller otherwise aware of, any pending actions, claims or lawsuits which have been asserted or instituted against the Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Benefit Plans with respect to the operation such plans (other than routine benefit claims), nor, to Sellers' knowledge, are there any facts which could form the basis for any such claim or lawsuit.

            (viii) All amendments and actions required to bring the Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

            (ix) Except as disclosed in Schedule 4(n), KMD does not maintain Benefit Plans which are post-employment medical or life insurance plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary or which otherwise would not create a material liability for Buyer.

            (x) Except for Key Employees, employees with an employment contract with Buyer, or as provided in Subsections 6(e) and 7(c), below, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will change the terms and conditions of employment with respect to any individual or (A) result in any payment becoming due to any employee (current, former or retired) of KMD, (B) increase any benefits payable under any Benefit Plan, (C) result in the acceleration of the time of payment or vesting of any such benefits, or (D) restrict or otherwise limit Buyer's unrestricted opportunity to change the terms and conditions of employment with respect to any individual.

            (xi) KMD does not have any Contract, whether legally binding or not, to create any additional employee benefit plan or to modify any existing Benefit Plan.

      (o) Tax Matters. Except as set forth in Schedule 4(o):

            (i) KMD has timely filed all Tax Returns required to be filed by it, such Tax Returns are complete and correct in all material respects, and all Taxes reported payable on such Tax Returns, or claimed in writing by any taxing authority to be due, have been timely paid or provided for in the Financial Statements in accordance with GAAP. KMD has not incurred any material Tax liability for its taxable year beginning January 1, 1999 other than in respect of the conduct of the Business in the ordinary course. With respect to any period up to the Closing Date for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, KMD has made (or, with respect to any period after the end of the most recent fiscal quarter, will make) due and sufficient current accruals for any such Taxes owed by KMD in its books and records in accordance with GAAP. KMD has delivered to Buyer true, correct and complete copies of its federal and state income Tax Returns for the preceding two taxable years. There are no Liens with respect to Taxes upon any of the Assets of KMD, other than Liens for Taxes which are not yet due and payable, unless such Taxes are being contested in accordance with applicable law.
Schedule 4(o) sets forth a description of all such Taxes that are being contested in accordance with applicable law.

            (ii) The Tax Returns of KMD have not been audited by the Internal Revenue Service (the "IRS") or by any state or local taxing authorities within the two year period prior to the Closing. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to KMD for any taxable period. No closing agreement pursuant to Section 7122 of the Code or compromise pursuant to Section 7122 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by KMD. No audit or other proceeding by any court, governmental or regulatory authority is pending or, to the knowledge of any Seller, threatened with respect to any Taxes due from KMD or any Tax Return filed by KMD. No assessment of Tax is proposed against KMD or any of its Assets.

            (iii) All elections made or filed by KMD with respect to Taxes are set forth on Schedule 4(o)(iv). None of the Assets of KMD is an asset or property that is or will be required to be treated as being (A) owned by any person other than KMD pursuant to the provisions of Section l68(f)(8) of the Internal Revenue Code of 1986 as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (B) "tax-exempt use property" within the meaning of Section 168(h)(l ) of the Code. KMD has not agreed to nor is it required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method; there is no application pending with any taxing authority requesting permission for any changes in any accounting method; and, to the knowledge of Sellers, the IRS has not proposed any such adjustment or change in accounting method.

            (iv) KMD is not and has not been in violation (and, with notice or lapse of time or both, would not be in violation) of any applicable law relating to the payment or withholding of Taxes. KMD has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (v) KMD is not a party to, is not bound by, and is not obligated under, any Tax sharing agreement or similar Contract or arrangement. There is no Contract, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by KMD by reason of Section 280G of the Code.

      (p) Material Contracts. Except as set forth on Schedule 4(p), KMD is not a party to or bound by any (A) material Contract with any hospital, clinic, physician, health or medical insurance provider, health maintenance organization, group health or managed care plan, preferred provider organization or similar organization; (B) Contract requiring any Person to purchase, sell, provide or refer all or a fixed portion of its output, produce services or requirements from or to another Person; (C) Contract involving the commitment to pay, or to acquire or to provide, goods or services with a fair market value, in excess of $50,000, provided that such Contract does not extend for a period of more than one year beyond the Closing Date; (D) partnership or joint venture Contract; (E) Contract for the acquisition, sale or lease of any Assets of KMD;
(F) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any material real, tangible or intangible personal property of KMD; (G) material loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract of KMD or the Members with respect to the Business; (H) exclusive retainer Contract with attorneys, accountants, actuaries, appraisers or other professional advisers; (I) Contract that limits the freedom of KMD to compete in any line of business or with any Person or in any area; (J) employment, severance or golden parachute Contract or any Contract which has, as a principal purpose, the provision of indemnification to any Person; and (K) other Contract material to the Business, the Assets or the Assumed Obligations. KMD has made available to Buyer true, correct and complete copies of each Contract listed on Schedule 4(p), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. Schedule 4(p) indicates which Contracts require the consent of another Person to the assignment thereof to Buyer pursuant to this Agreement. To Sellers' knowledge, each of the Contracts listed on Schedule 4(p) is valid and enforceable in accordance with its terms, subject to' applicable bankruptcy and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. There is no default under any Contract listed on such Schedule by KMD or, to Sellers' knowledge, by any other party thereto, and to the knowledge of Sellers, no event has occurred that with the lapse of time or the giving of notice, or both would constitute a default thereunder, except in each case to the extent that such default does not or would not have a material adverse effect on the rights or obligations of the parties under such Contract; and no previous or current party to any such Contract has given to KMD notice of or made a claim with respect to any actual or alleged breach or default thereunder or of such party's intent to terminate or not renew any Contract .

      (q) Insurance. Schedule 4(q) sets forth a list of all insurance policies and other surety arrangements of any kind or nature whatsoever which are in force and to which KMD is a named party or beneficiary, specifying the carrier, and the type and limits of insurance coverage thereunder. KMD has complied with the material requirements of each such policy and is current in the payment of all premiums with respect thereto.

      (r) Labor Matters. Schedule 4(r) sets forth a list containing the name, position and date of employment of each employee of KMD as of the date hereof (a "KMD Employee"). A list setting forth each KMD Employee's current base salary or wage rate (and commission or bonus schedule) has been delivered by KMD to Buyer. KMD is not party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to any KMD Employee. No labor organization has made a pending demand for recognition or, to the knowledge of Sellers, has filed a petition seeking a representation proceeding which is presently pending before the National Labor Relations Board. Except as disclosed on Schedule 4(r), there are no complaints, charges or claims against KMD pending or threatened to be brought or filed with any Governmental Body based on, arising out of, in connection with, or otherwise relating to, the employment or termination of employment of any KMD Employee by KMD. KMD is in substantial compliance with the provisions of the Occupational Safety and Health Act and WARN, and all other federal, state and local laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance.

      (s) Personal Property. KMD has made available to Buyer a true and complete list of all tangible assets (or categories thereof) reflected on the December 31, 1998 balance sheet and all items thereof are in good working and operating condition (normal wear and tear excepted) and have been properly maintained in accordance with the manufacturers' specifications and accepted industry practices. Since December 31, 1998, KMD has not disposed of any tangible assets (other than de minimis tangible assets) reflected on the December 31, 1998 balance sheet other than expendable supplies and through the sale of inventory in the ordinary course of the Business. KMD does not hold any personal property of any Person pursuant to any consignment or similar arrangement .

      (t) Title to and Sufficiency of Assets. (i) KMD holds and owns good and marketable title to and has an unrestricted right to transfer title to all of the tangible assets being transferred to Buyer hereunder (including the Assets), in each case free and clear of any material Lien, other than (A) Liens specifically described in the December 31, 1998 balance sheet or noted on any Schedule hereto and (B) assets leased by KMD as described in the December 31, 1998 balance sheet or any Schedule hereto; (ii) The Assets, together with the Lease, are sufficient for the continued operation by Buyer of the Business from and after the Closing in substantially the same manner as conducted on the date hereof.

      (u) The Facilities. To Sellers' knowledge, KMD has all certificates of occupancy and permits of any Governmental Body necessary for the current use and operation of the Facilities, and KMD has complied with all material conditions of such permits.

      (v) Brokers and Finders. No broker, investment banker or finder has been retained by or authorized to act on behalf of KMD or any Member who might be entitled to any fee or other commission in connection with the Acquisition Documents and the transactions contemplated thereby.

      (w) Year 2000 Compliance. KMD has (i) initiated a review and assessment of all areas within its businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by a failure to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 Compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable, all as described on
Schedule 4(w). All computer applications (including those of its suppliers, vendors and customers) that are material to the Business are, to the knowledge of Sellers, except as set forth on Schedule 4(w), reasonably expected on a timely basis to be Year 2000 Compliant.

          For purposes of this Agreement, "Year 2000 Compliant" means that KMD's systems are designed to be used prior to, during and after calendar year 2000 A.D. and, except for errors, malfunctions, inaccuracies and failures due solely to non-compliant hardware, software, networks or data owned or controlled by third parties, will (i) operate normally, (ii) record dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the foregoing, "Year 2000 Compliant" means that KMD's systems:

            (i)  will  not  abnormally   terminate  or  stop   processing   upon
encountering date data either from before, within or after such year;

            (ii) will properly identify leap years and process related date data;

            (iii) have been designed to ensure Year 2000 Compliance, including, without limitation, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values;

            (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases;

            (v) properly send date data to, and receive date data from, hardware, software and systems with which KMD's systems would be normally operated, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; and

      (x) Medicare Provider Numbers. KMD has only one Medicare provider number, which is L220810.

      (y) Testing Services. There are no known, anticipated or suspected fixed or contingent material liabilities with respect to any of the anatomic pathology, surgical pathology or clinical laboratory testing services provided by KMD that have not been disclosed to Buyer.

      (z) No Misrepresentation. No representation or warranty of KMD or Sellers contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      (Aa)  Acquisition  for  Investment.   KMD  is  acquiring  the  Shares  for
investment for its own account and not with a view to, or for the resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended. KMD acknowledges that it has been advised by Buyer that (i) the Shares have not been registered under the Act or the securities laws of any state and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws; (ii) the Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and such laws pursuant to registration or exemption therefrom; and (iii) a restrictive legend will be placed on the certificates representing the Shares.

      5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to KMD as follows and acknowledges that KMD is relying on such representations and warranties in connection with the transactions provided for herein:

      (a) Organization. Etc. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) conduct its business as it is now conducted, (ii) enter into and perform its obligations under the Acquisition Documents and (iii)consummate the transactions contemplated thereby. Buyer is duly qualified and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary. True, correct and complete copies of the Certificate of Incorporation and By-Laws of Buyer (together with all amendments thereto and restatements thereof as of the date hereof) have been previously delivered to KMD.

       (b) Authorization; Execution; Binding Effect. The execution, delivery and performance of the Acquisition Documents and the consummation of the transactions provided for therein have been, or will as of the Closing Date have been, duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and the other Acquisition Documents will at Closing have been, duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery thereof by KMD and the Members) the Acquisition Documents constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No approval, consent or authorization, including any action, approval, consent or authorization of any kind from any governmental entity or instrumentality is necessary or required as to Buyer in order to constitute this Agreement as a valid and binding obligation of Buyer enforceable in accordance with its terms. Notwithstanding the foregoing, the parties are aware that audited financial statements of KMD must be filed by Buyer with the SEC within seventy-five (75) days after the Closing and that an SEC Form 8-K filing for disclosing material events must be made by Buyer within fifteen (15) days after the Closing.

      (c) No Conflicting Agreements or Charter Provisions. The execution, delivery and compliance with and performance of the terms and provisions of the Acquisition Documents will not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default (or an event which, with notice, lapse of time, or both, would constitute a material default) under, or result in any material violation of, or require the consent of any Person under (i) the Certificate of Incorporation or By-Laws of Buyer or any resolutions adopted by the Board of Directors of Buyer, (ii) any provision of any Contract to which Buyer is a party or by which any property of Buyer may be bound, (iii) any order, judgment, decree, permit, statute, law, rule or regulation of any Governmental Body to which Buyer is subject or by which any of its properties or assets is bound. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of the Acquisition Documents or the compliance by Buyer with any of the provisions thereof, except for those already obtained.

      (d) Brokers and Finders. No broker, investment banker or finder has been retained or authorized to act on behalf of Buyer who might be entitled to any fee or other commission in connection with the Acquisition Documents and the transactions contemplated thereby .

      (e) No Misrepresentation. No representation or warranty of Buyer contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      (f) Litigation. Except as set forth in Schedule 5(f), there is no action, suit, proceeding or investigation pending, or, to the actual knowledge of Buyer after diligent inquiry, threatened, at law or in equity, in or before any Governmental Body (i) to which Buyer is a party or by which any of its material properties or material assets is bound, (ii) against any employee or director of Buyer in connection with its business, or (iii) questioning or otherwise affecting the validity of the Acquisition Documents or any action taken or to be taken pursuant to or in connection with the Acquisition Documents.

      (g) Capitalization, Options or Other Rights. The authorized, issued and outstanding capital stock of the Company, including any warrants, options or other rights to acquire such capital stock, is as set forth on Schedule 5(g) hereto. All of such shares of capital stock set forth on such schedule as issued and outstanding have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in material violation of any federal or state securities laws or any preemptive rights of third parties. When issued, the Shares will be duly authorized and validly issued, fully paid and nonassessable and, assuming the accuracy of the applicable representations of Sellers in the Registrations Rights Agreement, will not have been issued in violation of any applicable federal or state securities laws or any preemptive rights of third parties. Except for stock options of eligible employees and directors of Buyer and as otherwise set forth in Schedule 5(g), there are no current commitments, plans or arrangements to issue or sell, and no outstanding options, warrants, convertible securities or other rights calling for the issuance of, additional shares of the capital stock or other equity securities of Buyer.

      (h) After diligent inquiry, Buyer is unaware of any actions taken or conduct engaged in by it that would preclude Buyer from lawfully operating a laboratory in accordance with the laws of the State of New York.

      (i) SEC Reports. Buyer has delivered to KMD the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the proxy statement with respect to the 1999 Annual Meeting of Shareholders (collectively, the "SEC Reports"). At the time of their filing, the SEC Reports complied in all material respects with the applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were being made therein, not misleading.

      6.  COVENANTS OF KMD.

      (a) Conduct of Business. From and after the date hereof until the Closing Date, KMD shall (i) conduct its business in the ordinary course, consistent with the present conduct of the Business, (ii) use reasonable commercial efforts to maintain, preserve and protect the Assets and good-will of the Business, (iii) use reasonable commercial efforts to keep available the services of present employees, (iv) use reasonable commercial efforts to preserve its relationships with all customers, suppliers and others doing business with it, (v) not merge or consolidate with any other Person or acquire a material amount of assets or securities of another Person, (vi) not sell, license or otherwise dispose of, or grant any Lien or option on or otherwise encumber, any material assets or property, (vii) not take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date (including any action of the types described in Section 4(k)), and not enter into or amend any material Contract or consent to any judgment or settlement, in each case relating to or affecting the Business, the Assets or the Assumed Obligations, in each case, without Buyer's specific prior written consent and (viii) not agree or commit to take any action inconsistent with its obligations under clauses (i) through (vii) above.

      (b) Access to Documents; Opportunity to Ask Questions. From and after the date hereof, KMD will continue to make available for inspection by Buyer and its duly authorized representatives, during normal business hours, the corporate records, books of account, Contracts, reports and all other documents of or relating to KMD, the Business, the Assets, the Assumed Obligations or the Facilities which are reasonably requested by Buyer or such representatives to make reasonable inspection and examination of the Business, the Assets, the Assumed Obligations and the affairs of KMD. KMD has and will continue to cause its managerial employees, counsel and regular independent certified public accountants to be available during normal business hours and upon reasonable notice to answer questions of Buyer and its duly authorized representatives concerning the business, assets and affairs of KMD, including, without limitation, the ongoing audit of KMD being conducted at the direction of Buyer for purposes of its required filing with the SEC. Any investigations carried out by Buyer or its authorized representatives shall not affect or mitigate KMD's covenants, representations and warranties hereunder, which shall continue in full force and effect.

      (c) Regulatory Approvals and Other Consents. KMD shall use its reasonable commercial efforts to obtain any and all governmental and third-party approvals, consents, certifications and waivers (and will provide copies thereof and of all correspondence with respect thereto, to Buyer) required in connection with the transactions contemplated by the Acquisition Documents, and KMD shall make all filings required in connection therewith as promptly as practicable.

      (d) Reasonable Commercial Efforts. KMD shall use its reasonable commercial efforts to satisfy the conditions precedent to the performance by Buyer of its obligations under this Agreement.

      (e) Employee Obligations. Except for the Key Persons and those employees of KMD subject to an Employment Agreement hereunder, Buyer shall have no obligation to hire any employees of KMD. Notwithstanding the foregoing, Sellers shall not interfere with Buyer's hiring of any KMD employee. Except as expressly provided in Section 7(c) below, KMD shall be solely responsible for and shall pay all accrued and unpaid salaries, wages, vacation and sick pay to all of its employees, including those hired by Buyer, and shall be solely responsible for any severance pay and benefits required to be paid or extended to KMD employees not hired by Buyer. KMD shall continue to employ at will those billing, collections and other personnel listed on Schedule 6(e) hereto and shall be solely responsible for them. KMD shall comply with all federal, state and local laws with respect to the termination of its employees. All commissions earned by sales and marketing representatives of KMD through the Closing Date shall be paid by KMD within sixty (60) days after the Closing Date.

      Except as explicitly provided otherwise in this Agreement, KMD employees hired by Buyer shall be subject to the policies of Buyer applicable to its other employees and shall be eligible for benefits only under Buyer's benefit plans and policies, all in accordance with their terms, conditions and requirements, including, without limitation, eligibility requirements based upon the date of hire by Buyer.

      7.   COVENANTS OF BUYER.

      (a) Cooperation with KMD; Reasonable Commercial Efforts. Buyer shall cooperate with KMD in connection with the KMD's fulfillment of KMD's covenants and agreements set forth in Section 6, and in connection therewith, Buyer shall furnish KMD with such information as is reasonably requested by KMD with respect to the transaction contemplated thereby, and Buyer shall use its reasonable commercial efforts to satisfy the conditions precedent to the performance by KMD of its obligations under this Agreement.

      (b) Regulatory Approvals and Other Consents. Buyer shall use its reasonable commercial efforts to obtain any and all governmental and third-party approvals, consents, certifications and waivers (and will provide copies of such notices to KMD) required in connection with the transactions contemplated by the Acquisition Documents, and Buyer shall make all filings required in connection therewith as promptly as possible.

       (c) Hiring of KMD Employees. Except for the Key Persons and those employees of KMD subject to an Employment Agreement hereunder, Buyer shall have no obligation to hire any employees of KMD and Buyer shall have the right to hire any of the employees of KMD that it chooses (other than those employees listed on Schedule 6(e)), which employment shall be on the terms and conditions and for the compensation determined by Buyer and such employee. For KMD employees hired by Buyer and terminated within one hundred twenty (120) days after the Closing Date, KMD shall pay all accrued and unpaid vacation and sick pay through the date of termination and Buyer shall pay such severance as would be required under its severance policy had such persons been hired by Buyer on their original date of hire by KMD, Kyto or Meridien. For KMD employees hired by Buyer and terminated after one hundred twenty (120) days following the Closing Date, Buyer shall pay all accrued and unpaid vacation and sick pay through the date of termination, as well as such severance as would be required under its severance policy had such persons been hired by Buyer on their original date of hire by KMD, and, for such employees, Buyer shall be responsible for payment of all contributions required under employment insurance, social security and income tax laws.

       Buyer shall permit KMD employees hired by Buyer to carry into 1999 any unused vacation time that has accrued since such employee's most recent anniversary of the date of his or her hire by KMD, provided that such allowance shall not exceed four weeks of vacation time for any employee and no accrued vacation time shall be carried over into the year 2000. Beginning on the Closing Date, KMD employees hired by Buyer shall be subject to Buyer's policies regarding vacation time and accrual and shall not be permitted to carry over any accrued and unused vacation time from year-to-year, except as expressly provided herein or by Buyer's policies. Except as limited above, Buyer shall determine vacation benefits by reference to the former KMD employees' original date of hire by KMD, Kyto or Meridien.

            (d) Recordkeeping. Buyer shall maintain reports and records delivered to it by KMD under Section 2(f) above for such time periods as are specified by Title 10, Subpart 58-1, Section 58-1.11 of the New York Code of Rules and Regulations, as the same may be amended from time to time, and, during such retention periods, shall make the same reasonably accessible to KMD as required for audit purposes or for verifying Buyer's compliance with its obligation under Section 3(c) above. For a period of five years from and after the Closing Date or for such longer period as is required by law with respect to the retention of such slides, specimens and records, Buyer shall, after receipt of a request or demand for pathology or cytology slides, specimens or medical records pertaining to medical examinations conducted in the pre-Closing time period, notify Richart of such request or demand and provide him with a reasonable opportunity to review the same on site at DIANON prior to notifying or granting access to any other person or persons (except where required by law) in accordance with DIANON's protocols for the preservation of such slides, specimens and records. DIANON shall lawfully dispose of all such slides, specimens and records upon the termination of the applicable legal retention period.

      (e) Software License. Buyer shall, and hereby does, effective as of the Closing Date, to the full extent permitted by the right, title and interest acquired in the same by Buyer at the Closing, grant to Richart a perpetual, world-wide, royalty-free license to make, have made, use and sell the laboratory and billing software currently in use in the KMD New City Facility.

      8. MUTUAL CONDITIONS TO THE OBLIGATIONS OF BUYER AND KMD. The obligations of Buyer and KMD to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any or all of which may be waived in writing by the party entitled to waive such condition;

      (a) No Prohibition. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or impose substantial damages with respect to the consummation of the Closing.

      (b) Government Approval. All actions by or in respect of or filings with any Governmental Body required to permit the consummation of the transaction contemplated herein shall have been taken or made.

      (c) Employment Agreements. Richart, Beth Phillips and Dana Shapiro shall have entered into their respective Employment Agreements with Buyer as provided in EXHIBIT B.

      (d) Consulting Agreement. Shapiro shall have entered into the Consulting Agreement with Buyer provided in EXHIBIT A.

      (e) Lease. Buyer and lessor shall have entered into the Lease as provided in EXHIBIT C and Sellers shall have obtained the lessor's consent to assignment, and Buyer shall have entered into, the lease of the Woodbury Facility.

      (f) Absence of Proceedings. No action or proceeding shall have been instituted or threatened and no claim or demand shall have been made against any Seller or Buyer before any Governmental Body which has, or, in either party's judgment, might have, a material adverse effect on the financial condition, results of operations, prospects, business, properties, assets or liabilities of the Business or Buyer.

      (g) Consents. All consents necessary to transfer the Included Contracts to Buyer shall have been obtained in a form reasonably satisfactory to Buyer, including consent to the assignment of the lease agreement for the Woodbury Facility.

      (h) Registration Rights. Buyer, KMD and all other parties thereto shall have entered into the Registration Rights Agreement as provided in EXHIBIT D.

      (i) New York State License. Buyer shall have received notice from the New York State Department of Health that its Application for Laboratory Permit (Changes Only), pertaining to KMD's New York State laboratory licenses, PFI 3126 and PFI 4163, has been approved by the State of New York.

      9. ADDITIONAL  CONDITIONS TO THE OBLIGATIONS OF KMD. The obligation of KMD
to  consummate  the   transactions   contemplated   hereby  is  subject  to  the
fulfillment,  on or  prior  to  the  Closing

Date, of all of the following conditions, any or all of which may be waived in writing by KMD in its sole discretion;

      (a) Representations and Warranties. The representations and warranties made by Buyer in Section 5 hereof shall have been true and correct on the date hereof and, except for any representations and warranties made as of a specific date, shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date.

      (b)  Performance.  Buyer  shall  have  performed  and  complied  with  all
agreements,   obligations,  covenants  and  conditions  required  herein  to  be performed or complied with by Buyer on or prior to the Closing Date.

      (c) Purchase Price. KMD shall have received the Closing payment and Shares in accordance with Section 3(a).

      (d) Assumption Agreement. Buyer shall have executed and delivered the Assumption Agreement to KMD.

      (e) Opinion of Buyer's Counsel. KMD shall have received the signed opinion of counsel for Buyer, dated the Closing Date, to the effect set forth in EXHIBIT H.

      (f) Other Matters. KMD shall have received such other documents and certificates as may reasonably be requested by KMD in connection with the transactions contemplated hereunder, including: (i) an incumbency certificate and certified copy of all corporate actions required for the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder, and (ii) an officer's certificate, dated as of the Closing Date, certifying as to the accuracy of the representations set forth in Article 5 hereto and its compliance with and performance, to the extent such covenants are capable of being performed as of the Closing Date, of the covenants of Buyer set forth in Article 7 hereto.

      10. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date, of all of the following conditions, any or all of which may be waived in writing by Buyer in its sole discretion:

      (a) Representations and Warranties. The representations and warranties made by Seller in Section 4 hereof shall have been true and correct on the date hereof and. except for any representations and warranties made as of a specific date, shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date.

      (b)  Performance.  Seller  shall  have  performed  and  complied  with all
agreements,   obligations,  covenants  and  conditions  required  herein  to  be performed or complied with by Seller on or prior to the Closing Date.

      (c) Condition of Assets. There shall have been no material damage, deterioration or casualty loss with respect to the Assets or the Facilities.

      (d) Bill of Sale and Assignment. KMD shall have executed and delivered the Bill of Sale and Assignment to Buyer.

      (e) Opinion of KMD's Counsel. Buyer shall have received the signed opinion of Brown Raysman Millstein Felder & Steiner LLP, counsel for KMD, dated the Closing Date, to the effect set forth in EXHIBIT I.

      (f) Principal's Certificate. Buyer shall have received a notarized Principal's Certificate of KMD, dated as of the Closing Date, certifying as to the (A) satisfaction of the conditions set forth in clause (a), (b) and (c) of this Section 10; (B) KMD's compliance with and performance, to the extent that such covenants are capable of being performed as of the Closing Date, of the covenants of KMD set forth in Article 6 hereof; (C) incumbency and signatures of the Principals of KMD executing this Agreement and any other Acquisition Document, certificate or instrument to be delivered pursuant hereto; and (D) providing certified copies of the unanimous resolutions of the Principals and Members of KMD approving the consummation of the transactions contemplated hereby and that certifying that such resolutions are in full force and effect on the Closing Date.

       (g) Insurance Tail Coverage. Sellers shall have delivered to Buyer proof of insurance evidencing Prior Acts Coverage for the Business, including, without limitation, medical professional liability and comprehensive general liability coverage, for a period of five years following the Closing Date and with professional liability coverage and limits of at lease one million ($1,000,000) per incident and three million ($3,000,000) annual aggregate, which tail coverage policy of insurance shall conform with the terms specified in EXHIBIT J.

       (h) KMD Audit. Sellers shall have cooperated fully in Buyer's efforts and those of its accountants to audit the books, records and financial statements of KMD and Buyer's auditors shall have provided assurances satisfactory to Buyer that a clean, non-qualified opinion of KMD's audited financial statements will be rendered by them.

            (i) Integration. From and after the date of this Agreement through the Closing date, Buyer and its officers, employees, agents and representatives shall have had, after providing to KMD oral notice and explanation of their purpose and task, full access to the Facilities, its systems, information and pertinent personnel for the purpose of integrating KMD into Buyer's billing, accounting, accounts payable, payroll and information systems and other general and administrative functions. Buyer covenants and agrees that it will not, during such integration period, disable or, in any way, damage, any KMD system accessed by it, nor, except as temporarily needed to obtain information from a KMD system and except for such interference or impedance as will not materially disrupt the functioning of any KMD system, interfere with or impede the functioning of any KMD system. Buyer covenants and agrees that the information to be derived from KMD systems during the integration process is the confidential and proprietary information of KMD and shall be governed by the confidentiality requirements of Section 12(b), below. Buyer covenants that it shall not use information obtained from the integration process to solicit any KMD customer for the sale of Testing Services in the Territory should the Closing fail to occur.

      (j) Other Matters. Buyer shall have received such other documents and certificates as may reasonably be requested by Buyer in connection with the transactions contemplated hereunder.

      11. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, located at 120 West 45th Street in New York City, at 10 A.M. local time, on Thursday, April 29, 1999, with an effective date of May 1, 1999, or at such other date mutually satisfactory to the parties hereto, which date shall be as soon as practicable following the fulfillment or waiver of the conditions set forth in Sections 8, 9 and 10 hereof (such date being herein referred to as the "Closing Date"'). All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed taken and executed simultaneously and no proceeding shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

      12. PUBLICITY, CONFIDENTIALITY, PRESERVATION OF RECORDS. (a) Each party hereto recognizes and acknowledges that the timing and manner of any public disclosure of information relating to the transactions contemplated hereby is of material importance to the business and affairs of the other parties. Accordingly, the parties hereto agree to consult with each other and to cooperate in issuing any press release or other public statement with respect to the transactions contemplated hereby. Any such press release or other public statement may only be issued with the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however nothing contained herein shall restrain or prohibit any party from making any press release or other public disclosure which, in the reasonable judgment of such party's counsel is required by any applicable law or regulation of any Governmental Body or NASDAQ or stock exchange rules and, provided further, the parties shall use reasonable commercial efforts to provide prior notice of, and an opportunity to review and comment upon, and to cooperate with respect to the timing and content of, any press release or other public disclosure contemplated by the immediately preceding proviso.

      (b) Sellers and Buyer will hold, and will use their best efforts to cause, as applicable, their respective Principals, officers, managers, directors, partners, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (including the rules of the NASDAQ or any stock exchange), all confidential documents and information (on whatever form or media) concerning the other party furnished in connection with the transactions contemplated by this Agreement, except that (i) from and after the Closing, Buyer need not maintain the confidentiality of any information relating to the Business, the Assets or the Assumed Obligations, and (ii) neither party need maintain the confidentially of any information to the extent that such information can be shown to have been (A) previously known on a non-confidential basis to such party, (B) in the public domain through no fault of such party, or
(C) later lawfully acquired by such party from sources other than the other party.

      (c) KMD and Buyer agree that each of them shall preserve and keep the records held by them relating to the Business for a period of six (6) years from the Closing Date, or such longer period of time as is required by law or regulation, and shall make such records available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings, or threatened legal proceedings, against or governmental investigations or tax audits of KMD or Buyer or any of their respective Affiliates or in order to enable KMD or Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby. See also Section 7(d) above.


      13. CERTAIN TAX COVENANTS.

      (a) Cooperation. Each of Seller and Buyer shall cooperate with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, tax returns and filings, files, books, records, documents, financial, technical and operational data, computer records and other information as may be reasonably required (i) for the preparation by Buyer or KMD of any Tax Returns prepared or to be prepared and filed by Buyer or KMD or (ii) in connection with any audit or proceeding relating to Taxes for which Buyer or KMD is responsible.

      (b) Payment of Taxes. Except for any Taxes arising as a result of actions taken or elections made by Buyer and not agreed to by Sellers and except for Buyer's obligation to pay one-half of the New York State bulk sales tax on the sale of the Assets as provided in Section 3(d) above, Sellers shall pay, and shall indemnify Buyer against all Taxes payable in connection with the sale of the Assets contemplated hereby.

      14. NONCOMPETITION.

      (a) Sellers acknowledge that reasonable limits on their ability to engage in activities competitive with the Business from and after the Closing Date are warranted to protect Buyer's investment in acquiring the Assets. Accordingly, KMD and the Members covenant and agree that from the Closing Date until the third anniversary of the Closing Date (such period being referred to herein as the "Term"), they shall not, without the express prior written consent of Buyer, which consent may be withheld by Buyer in its sole and absolute discretion, for its own account or jointly with any other Person, directly or indirectly, own, manage, operate, join, control, finance, invest in, bid for, advise (or advise others with respect to) or otherwise participate in, or be connected with, or become or act as a partner, manager, member, director, officer, employee, consultant, representative or agent of, any business, individual, partnership, firm, corporation, limited liability company or other entity which is in competition with Buyer, or is otherwise engaged anywhere within a radius of 150 miles of New York City (the "Territory") in any business, other than that of Buyer or its Affiliates, that offers anatomic pathology, surgical pathology or clinical laboratory testing services (collectively, the "Testing Services"); provided, however, that KMD and Members may purchase or own, solely as an inactive investor, the securities of any entity if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ and (b) the aggregate holdings of such securities by KMD and its Members does not exceed two percent of the voting power or two percent of the capital stock of such entity.

      (b) Each of the Key Persons shall, as a condition to Closing by Buyer and in consideration of the purchase of the Business and Assets of KMD by Buyer and the Purchase Price set forth in Section 3(a) above, enter into a restrictive covenant with Buyer for a term of three years within the Territory and with respect to Testing Services as provided in the Consulting Agreement set forth in EXHIBIT A and the respective Employment Agreements set forth in EXHIBIT B.

      (c) KMD and each of the Members hereby jointly and severally agree that during the Term they shall not, directly or indirectly, for their own account or jointly with or for or on behalf of any other Person, as principal, agent or otherwise, (i) solicit or induce or in any manner attempt to solicit or induce any Person employed by or acting as a consultant to or agent of the Business to leave such position or (ii) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Business and any of its customers, clients or suppliers.

      (d) KMD and each of the Members hereby jointly and severally agree that during the Term they shall not, use for their own benefit or for the benefit of any Seller or third Person or, except as required by law, disclose the name or requirements of any customer of KMD or Buyer to any Person, or solicit any customer of Buyer or any Affiliate of Buyer for the sale of Testing Services in the Territory, or induce, encourage, or attempt to induce or encourage, any customer for Testing Services of Buyer or any Affiliate of Buyer to reduce such customer's purchases from Buyer or any Affiliate of Buyer.

      (e) KMD and each of the Members acknowledge that it has had, and may continue to have access to and the use of confidential materials and information and trade secrets concerning the Business and Buyer. No Seller shall use for itself or any other Person, or divulge or convey to any Person, except authorized personnel of Buyer and except as necessary to fulfill the obligations of this Agreement, any secret or confidential information, knowledge or data related to the Business or Buyer. Such information, knowledge or data includes, but is not limited to, secret or confidential matters not published or generally known in the industry, such as information regarding pricing, costs, purchasing, profits, markets, sales or customer lists, future developments, audits, investigations, enforcement actions, future marketing or expansion plans.

      (f) Each of the Sellers hereby represents and warrants to Buyer that he or its authorized representative has reviewed this Agreement with his attorneys and such other advisors as he or it has deemed appropriate and has concluded that the covenants herein are reasonable and that each of them has adequate financial and other means and business opportunities to provide for his or its anticipated needs notwithstanding his covenants herein.

      (g) Sellers acknowledge that irreparable harm would be suffered by Buyer in the event that any of the provisions of this Section 14 were not performed fully in accordance with the terms specified herein and that monetary damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that such undertakings and provisions were breached or violated. Accordingly Sellers hereby agree that Buyer shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches or threatened breaches of the covenants, undertakings and provisions herein and to enforce specifically the provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity, including, without limitation, any remedies existing under the restrictive covenants and the agreements pertaining thereto required by Section 14(b) above. Sellers further acknowledge and agree that the covenants contained in this Section 14 shall not be deemed exclusive of any common law or other rights of Buyer in connection with the matters covered hereby.

      (h) Nothing in this Section 14 shall be deemed to limit the ability of KMD to take any action reasonably necessary for the collection of patient and third party insurer accounts receivable retained by it under this Agreement.

      15. INDEMNIFICATION.

      (a) Seller Indemnification Sellers hereby jointly and severally (but, with respect to Sellers other than KMD, limited for each Seller to fifty percent of the Damages) agree to indemnify Buyer, its Affiliates and its directors, officers, agents, representatives and employees (collectively "Buyers") and to hold Buyers harmless from and against any and all damage, loss, liability (whether fixed or contingent, known or unknown, accrued or unaccrued) and expense (including reasonable expenses of investigation and reasonable attorneys, and other professionals' fees and expenses in connection with any action, suit or proceeding) (collectively, "Damages") incurred or suffered by Buyers, or any of them, arising out of or in respect of the following:

            (i) any material misrepresentation or breach of representation or warranty of Sellers, or any of them, contained herein;

            (ii) any breach of covenant or agreement made or to be performed by Sellers or any of them pursuant to this Agreement;

            (iii)  any and all Retained Liabilities;

             (iv) except as provided in Section 7(c) above, any and all claims relating to the employment or termination of employment by KMD of any Person, or for compensation and other employee benefits (including, without limitation, severance benefits, disability or post-retirement benefits, health, workers' compensation and death benefits) and any and all claims with respect to any employee benefit or welfare plan maintained or contributed to by KMD or its Affiliates or any other claim by any employee of KMD, whether or not hired by Buyer and except as expressly provided for herein, for any accrued compensation or benefit owing or maintained by KMD arising out of services rendered prior to the Closing Date;

            (v) any violation or alleged violation of law by KMD, its Principals, managers, employees or agents or of any of the Members or their respective officers, directors, partners, employees or agents and any action or claim for overpayment, restitution, civil or criminal penalties or other Damages arising out of the conduct of the Business prior to the Closing;

            (vi) KMD's failure to pay any "bulk sales" taxes for which it is liable hereunder applicable to the sale of the Assets; and

             (vii) Sellers' failure to discharge KMD's accounts payable and other current liabilities in accordance with Section 2(e) above.

            Other than with respect to those Sellers' representations and warranties set forth in Sections 4(b) and 4(f) and Subsection 4(t)(i), above, no indemnification shall be payable to Buyer with respect to claims asserted under Subsection 15(a)(i), above, if not asserted by Buyer within two (2) years after the Closing Date. No indemnification shall be payable to Buyer with respect to claims asserted under Subsection 15(a)(i) with respect to Sellers representations and warranties set forth in Section 4(b) and Subsection 4(t)(i) if not asserted by Buyer within five (5) years and thirty (30) days after the Closing Date. No indemnification shall be payable to Buyer with respect to claims asserted under Subsection 15(a)(ii), above, if not asserted by Buyer within four (4) years after the Closing Date. For purposes of this provision and
Section 15(b), below, a claim is asserted on the date on which a general notice of such claim has been given to the Indemnifying Party in accordance with
Article 17, below.

      (b) Buyer Indemnification. Buyer hereby agrees to indemnify Sellers and their directors, officers, agents, representatives and employees (collectively "Sellers") and to hold Sellers harmless from and against any and all Damages incurred or suffered by Sellers arising out of or in respect of the following:
(i) any breach of representation or warranty of Buyer under this Agreement, a claim for which, except for those representations and warranties of Buyer under
Section  5(b) above,  is asserted  within two (2) years after the Closing  Date;
(ii) any breach of representation or warranty of Buyer under Section 5(b)above, a claim for which is asserted within five (5) years and thirty (30) days after the Closing Date; (iii) any breach of a covenant or agreement made or to be performed by Buyer pursuant to this Agreement, a claim for which is asserted within four (4) years after the Closing Date (except that an alleged breach of Buyer's covenant to provide access to slides, specimens and records in accordance with Section 7(d) above, shall have a claim period of five (5) years after the Closing Date or such longer time period as is required by law with respect to the retention of such slides, specimens and records); (iv) the

Assumed Obligations; (v) the operation of the Assets and the Business from and after the Closing Date, except with respect to Damages incurred after the Closing Date that were caused by or arose from a breach of any of Sellers' representations, warranties, covenants or agreements contained in this Agreement and except for any alleged decline in the value of the Shares resulting from Buyer's operation of the Assets and Business after the Closing Date; (vi) except as provided in Section 7(c) above, any and all claims relating to the employment or termination of employment by Buyer of any Person, other than Key Persons, or for compensation and other of Buyer's employee benefits (including without limitation, its severance, disability or post-retirement, health, workers' compensation and death benefits) and any and all claims with respect to any employee benefit or welfare plan maintained or contributed to by Buyer or any other claim by any employee, other than Key Employees, of Buyer, except as required to be paid by Sellers hereunder, for any accrued compensation or benefit owing or maintained by Buyer arising out of services rendered to Buyer after the Closing Date; and (vii) Buyer's failure to pay any New York State bulk sales tax for which it is liable under Section 3(d), above.

      (c) Procedures for Claims. A party seeking indemnification pursuant to this Section 15 (an "Indemnified Party") from or against the assertion of any claim, or the commencement of any action, suit or proceeding by a third Person in respect of which indemnity may be sought under this Section is (a "Third Person Assertion") shall give prompt notice to the party from whom indemnification is sought (the "Indemnifying Party") and shall provide the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice or provide such information shall relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party has suffered actual prejudice by such failure). No Indemnified Party shall settle any Third Person Assertion without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within ten (10) Business Days of receipt of notice from the Indemnified Party pursuant hereto of a Third Person Assertion, to assume the defense of such Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which counsel shall be reasonably acceptable to the Indemnified Party. If the Indemnifying Party does not assume the defense of any Third Person Assertion in accordance with the preceding sentences or, having so assumed such defense, unreasonably fails to defend against such Third Person Assertion at any time after the Indemnifying Party shall have assumed the defense of such Third Person Assertion, then upon five (5) days' prior written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion and shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In such event, the Indemnified Party shall be entitled under this
Section 15, as part of its Damages, to indemnification for the reasonable costs of such defense The Indemnifying Party, if it shall have assumed the defense of any Third Person Assertion, shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Part may withhold its consent if (1) any such judgment imposes a continuing non-monetary obligation on the Indemnified Party or any of its Affiliates, (2) does not include an unconditional release of the Indemnified Party and its Affiliates from all liability in respect of claims that are the subject matter of such Third Person Assertion, or (3) may result in a loss, suspension or other restriction of any license or right to participate as a provider under any Federal Health Care Program, State Health Care Program or CHAMPUS. The Indemnifying Party and the Indemnified Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Person Assertion and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals as may be requested in connection therewith. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion which the other is defending.

      (d) In the event an Indemnified Party should have a claim against any Indemnifying Party under this Section 15 that does not involve a Third Person Assertion, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 15, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party within five days after expiration of such 60-day period. If the Indemnifying Party timely disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved within thirty (30) days, either party may institute legal proceedings relating thereto.

       (e) Threshold. Except as otherwise expressly provided below, no indemnification pursuant to Article 15 shall be required of the Indemnifying Party except to the extent that, at the time of the applicable claim, the aggregate amount due the Indemnified Party for all claims brought under Article 15 through the date thereof (the "Aggregate Amount") shall exceed fifty thousand ($50,000) dollars (the "Threshold"). In the event that the Aggregate Amount due an Indemnified Party under this Article 15 exceeds the Threshold, the Indemnifying Party shall, at that time, pay to the Indemnified Party the Aggregate Amount. Notwithstanding the foregoing, no claim asserted under Subsections 15(a)(iv), 15(a)(vi) or 15(a)(vii) shall be subject to the Threshold.

      (f) Ceiling. The Indemnifying Party shall be liable to the Indemnified Party under this Article 15 only for the first ten million five hundred thousand ($10,500,000) dollars of the Aggregate Amount during the first twelve months following the Closing Date and for the first thirteen million ($13,000,000) dollars of the Aggregate Amount thereafter.

      16. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing as follows:
            (i) by mutual written consent of KMD and Buyer;

            (ii) by Sellers if there shall have been a breach by Buyer, or by Buyer if there shall have been a breach by Sellers, of any of their respective representations and warranties set forth in this Agreement, (A) if such breach is reasonably capable of being cured within 10 Business Days following receipt by the breaching party of written notice of such breach, then upon delivery of written notice of termination following termination of such 10 Business Day period if such breach has not been cured by such time or, if such breach is not reasonably capable of being cured within 10 Business Days following receipt of written notice of such breach, then upon one Business Day's prior written notice of termination, and (B) in each case of a breach that would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 9(a) (in the case a breach of representation or warranty by Buyer) or
      Section 10(a) (in the case of a breach of representation or warranty by Sellers);

            (iii) by Sellers if there shall have been a material breach by Buyer, or by Buyer if there shall have been a material breach by Sellers, of any of their covenants or agreements set forth in this Agreement, which breach shall not have been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach from Sellers or Buyer, as the case may be; and

      Notwithstanding Section 16(a)(ii)-(iii), a party who is, or whose Affiliate is, in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 16(a)(ii) or (iii).

      The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 16(b).

      Notwithstanding anything to the contrary in this Agreement, neither Buyer, nor any of the Sellers, may terminate this Agreement on the basis that either KMD or Buyer has suffered a Material Adverse Effect during the time period from the date of this Agreement and the Closing Date.

       (b) Survival After Termination. If this Agreement is terminated in accordance with Section 16(a) hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 12(a), 12(b), 14(e) (as to secret or confidential information of Buyer and KMD) and 17, which shall survive termination of this Agreement. None of the parties shall have any liability in the event of a termination of this Agreement, except to the extent that such termination results from the breach by such party of any of its obligations under, or a breach of its representations or warranties contained in, this Agreement. In the event of a termination as a result of the breach by any party of its obligations under, or a breach of its representations or warranties contained in, this Agreement, the other party shall be entitled to all remedies at law or in equity which may be available as a result of such breach.

      17. NOTICES. Any and all notices or other communication provided for herein shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier (i) in the case of Sellers to: Tribute International Corporation, 173 Crossways Park Drive West, Woodbury, New York, 11797, facsimile (516) 921-3637, Attention: A. Bruce Shapiro, with a copy (which shall not constitute notice) to: Brown Raysman Millstein Felder & Steiner LLP, 120 West 45th Street, New York, New York 10036, facsimile (212) 840-2429, Attention: Sarah Hewitt, Esq.; and (ii) in the case of Buyer, to DIANON Systems, Inc., 200 Watson Boulevard, Stratford, Connecticut 06615, facsimile (203) 380-4138, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to: Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile (212) 504-5557, Attention:
Dennis J. Block, Esq. Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered-back with receipt acknowledged, if telefaxed; and the next Business Day after timely delivery to the courier, if sent by reputable overnight air courier guaranteeing next day delivery.

      18. BULK SALES LAWS. The parties hereby waive compliance by KMD with the requirements of Article 6 of the Uniform Commercial Code as in effect in relevant jurisdictions, and KMD and the Members hereby covenant and agree to indemnify Buyer and hold Buyer harmless from any costs or liabilities resulting from such non-compliance.

      19. GENERAL.

      (a) Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof.

      (b) Survival. The covenants and agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the purchase of the Assets. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto, the Closing and the completion of the transactions contemplated herein for a period of two (2) years commencing on the Closing Date, provided, however, that (i) the representations and warranties of Sellers contained in Sections 4(b) and 4(t)(i) shall survive the Closing and remain in full force and effect for a period of five (5) years commencing on the Closing Date, and (ii) the expiration of any representation or warranty shall in no way limit or compromise the obligation of Sellers to indemnify Buyers with respect to the Retained Liabilities. Notwithstanding anything to the contrary contained herein, a representation or warranty that is the basis for a claim for indemnification timely made hereunder shall continue to survive with respect to such claim until the final resolution of such claim.

      (c) Further Assurances. The parties hereto each agree to execute such other instruments, documents or agreements as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated thereby. In addition, the parties hereto agree to provide reasonable access to such party's personnel, documents and materials at the visiting party's expense and with as little business interference to the party providing such access as is feasible under the circumstances, as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      (d) Amendment: Waiver. This Agreement may be amended or waived only by a written instrument signed by the party against whom enforcement thereof is sought.

      (e) Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns; provided, however, that no party may delegate or otherwise transfer any of its rights or obligations hereunder by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void, except that Buyer may assign any of its rights or delegate any of its obligations hereunder to any wholly owned subsidiary of Buyer without KMD's consent upon ten (10) days prior written notice to Sellers, and, in the event of any such assignment, Buyer shall not be relieved of liability for the performance of any obligations so delegated.

      (f) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York without giving effect to the policies or principles thereof respecting conflict or choice of laws.

      (h) Jurisdiction. The parties hereto consent to personal jurisdiction in the courts of the State of New York and the United States District Court for the Southern or Eastern Districts therein in connection with any action arising out of the Acquisition Documents. Each party irrevocably waives its right to a trial by jury and consents that service of process may be by mail in accordance with the notice provisions of Section 17.

      (i) Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision. It is the intention of the parties that this Agreement be enforced to the fullest extent permitted and, therefore, in the event that any provision of this Agreement or the application thereof is held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court or panel of arbitrators making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law, but no such invalidity or reduction shall affect the enforceability of the express terms hereof in any other jurisdiction.

      (j) Expenses. Each party hereto shall pay its own fees and expenses in connection with this Agreement.

      (k)  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same agreement.











            [The remainder of this page left intentionally blank]

      (l) No Third Party Beneficiaries. Except as expressly set forth in this Agreement, nothing herein, express or implied, is intended to or shall confer upon any Person (including any employee of KMD or Sellers or Buyer) other than the parties hereto and the Persons described in Sections 15(a) and 15(b) above, any legal or equitable right benefit or remedy of any nature whatsoever under or by reason of this Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                              DIANON SYSTEMS, INC.


                                    By:   /s/ Kevin C. Johnson
                                          --------------------
                                          Name: Kevin C. Johnson
                                          Title: President & CEO

                                    KYTO MERIDIEN DIAGNOSTICS, L.L.C.


                                    By:   /s/ Ralph M. Richart
                                          --------------------
                                          Name :  Ralph M. Richart
                                          Title:  President of General
                                                   Partner of Member

                             KYTO DIAGNOSTICS, L.P.


                                    By:   /s/ Ralph M. Richart
                                          --------------------
                                          Name :  Ralph M. Richart
                                          Title:  President of General Partner

                                    MERIDIEN DIAGNOSTICS LABS, INC.


                                    By:   /s/ A. Bruce Shapiro
                                          --------------------
                                          Name:  A. Bruce Shapiro
                                          Title:  President


                              /s/ A. Bruce Shapiro
                              --------------------
                                A. Bruce Shapiro



                              /s/ Ralph M. Richart
                              --------------------
                             Ralph M. Richart, M.D.